BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Tuesday, July 21, 2009
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM: BANF) reported net income of $6.3 million or $0.40 diluted earnings per share for the second quarter of 2009.  The quarter’s results include a $1.3 million after tax expense for the FDIC Special Assessment.  These results compare to core earnings a year ago of $9.2 million or $0.59 diluted earnings per share.  Last year’s reported second quarter results of $13.7 million or $0.89 diluted earnings per share included one-time gains of $4.5 million, after tax.  For the six months ended June 30, 2009, net income was $13.4 million or $0.86 diluted earnings per share compared to $25.3 million or $1.63 diluted earnings per share.  The results for the six months of 2008 included one-time gains of $5.7 million, after tax.

For the second quarter of 2009, net interest income was $32.5 million compared to $34.8 million for the second quarter of 2008.  While the Company’s earning assets have grown to $4.0 billion at June 30, an increase of $500 million from a year ago, the historically low interest rate environment and modest loan demand has caused the net interest margin to compress.  The Company’s net interest margin for the second quarter was 3.44% down from 4.08% a year ago.  The loan loss provision for the quarter was $4.9 million which compares to $3.5 million for the same period in 2008.  This quarter’s provision was driven primarily by a small number of commercial credits that exceeded 90 days past due.  Although it is possible a majority of the loans in question could be rehabilitated to performing status, the provisions were made consistent with the Company’s loan reserve methodology.  Nonperforming loans were 1.35% of total assets, up from 0.85% in the previous quarter of 2009.  Net charge-offs for the quarter were 0.33% of loans, which compares to 0.13% in the previous quarter.  Noninterest income totaled $17.0 million for the second quarter which compares to core noninterest income a year ago of $16.0 million, excluding the gains in 2008 previously mentioned.  The increase in noninterest income was due to commercial deposit fees and increases in income from the sale of mortgage loans and student loans.  Noninterest expense for the quarter totaled $35.2 million, which included the FDIC Special Assessment of $1.9 million and higher deposit insurance premiums of $1.1 million.  Apart from the special assessment and higher premiums, noninterest expense was down 3.9% compared to the previous year.

At June 30, 2009, the Company’s total assets were $4.3 billion, an increase of $427 million or 11.1% over a year ago.  Loans totaled $2.7 billion, up $129 million over June 30, 2008.  Deposits increased $412 million to $3.8 billion, an increase of 12.2% over a year ago.  The Company’s equity capital was $419 million or 9.8% of total assets at quarter end.  BancFirst did not request or accept funds from the U.S. Treasury’s Capital Purchase Program.

David Rainbolt, CEO of BancFirst, said, “Our capital is strong and our liquidity is exceptional with overnight funds of $800 million at quarter end.  We believe BancFirst is positioned to take advantage of any opportunities that arise, from new loan relationships to potential bank acquisitions.”

BancFirst Corporation is an Oklahoma-based financial services holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$31,753	32,546			$64,299
Provision for loan losses	3,365	4,851			8,216
Securities transactions	339	(37)			302
Total noninterest income	16,622	17,043			33,665
Salaries and employee benefits	20,117	19,896			40,013
Total noninterest expense	34,529	35,218			69,747
Net income	7,125	6,260			13,385
Per Common Share Data:
Net income-basic	0.47	0.41			0.88
Net income-diluted	0.46	0.40			0.86
Cash dividends declared	0.22	0.22			0.44
Common shares outstanding	15,291,641	15,301,641			15,301,641
Average common shares outstanding -
Basic	15,291,636	15,298,075			15,294,873
Diluted	15,579,090	15,604,279			15,592,400
Performance Ratios:
Return on average assets	0.75%	0.66%			0.68%
Return on average equity	6.92	6.08			6.43
Net interest margin	3.68	3.44			3.56
Efficiency ratio	71.38	71.02			71.20

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774	$35,251	$33,695	$139,107
Provision for loan losses	1,780	3,539	2,270	3,087	10,676
Securities transactions	28	6,121	776	13	6,938
Total noninterest income	17,241	23,330	17,784	16,030	74,385
Salaries and employee benefits	20,189	20,366	20,038	19,293	79,886
Total noninterest expense	32,928	33,596	34,307	34,175	135,006
Net income	11,594	13,737	10,958	8,069	44,358
Per Common Share Data:
Net income-basic	0.76	0.91	0.72	0.53	2.91
Net income-diluted	0.74	0.89	0.70	0.52	2.85
Cash dividends declared	0.20	0.20	0.22	0.22	0.84
Common shares outstanding	15,183,483	15,186,632	15,242,061	15,281,141	15,281,141
Average common shares outstanding -
Basic	15,208,049	15,185,763	15,217,546	15,263,507	15,218,835
Diluted	15,562,570	15,548,687	15,589,215	15,606,950	15,578,463
Performance Ratios:
Return on average assets	1.26%	1.46%	1.13%	0.84%	1.17%
Return on average equity	12.24	14.14	11.04	7.94	11.30
Net interest margin	4.24	4.08	4.03	3.85	4.05
Efficiency ratio	62.57	57.82	64.69	68.73	63.24

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,958,155	4,269,325
Total loans	2,808,499	2,738,238
Allowance for loan losses	(36,765)	(39,334)
Securities	439,220	417,738
Deposits	3,471,518	3,782,822
Stockholders' equity	416,381	419,202
Book value per common share	27.23	27.40
Tangible book value per common share	24.51	24.69
Balance Sheet Ratios:
Average loans to deposits	83.29%	76.30%
Average earning assets to total assets	91.51	92.60
Average stockholders' equity to average assets	10.85	10.21
Asset Quality Data:
Past due loans	$867	21,530
Nonaccrual loans	25,255	24,186
Restructured loans	353	1,115
Total nonperforming and restructured loans	26,475	46,831
Other real estate owned and repossessed assets	5,576	11,543
Total nonperforming and restructured assets	32,051	58,374
Nonperforming and restructured loans to total loans	0.94%	1.71%
Nonperforming and restructured assets to total assets	0.81	1.37
Allowance to total loans	1.31	1.44
Allowance to nonperforming and restructured loans	138.87	83.99
Net charge-offs to average loans	0.13	0.33
	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364	$3,825,518	$3,867,204
Total loans	2,500,849	2,608,913	2,730,409	2,757,854
Allowance for loan losses	(30,193)	(33,512)	(33,862)	(34,290)
Securities	462,832	448,350	462,595	455,568
Deposits	3,302,103	3,369,912	3,361,233	3,377,608
Stockholders' equity	386,177	387,181	397,648	413,791
Book value per common share	25.43	25.49	26.09	27.08
Tangible book value per common share	22.65	22.73	23.35	24.34
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%	78.85%	82.23%
Average earning assets to total assets	91.27	90.91	91.10	91.63
Average stockholders' equity to average assets	10.27	10.30	10.25	10.55
Asset Quality Data:
Past due loans	$643	$2,043	$892	$1,346
Nonaccrual loans	11,892	11,070	20,229	21,359
Restructured loans	864	833	940	1,022
Total nonperforming and restructured loans	13,399	13,946	22,061	23,727
Other real estate owned and repossessed assets	2,074	2,311	3,423	3,997
Total nonperforming and restructured assets	15,473	16,257	25,484	27,724
Nonperforming and restructured loans to total loans	0.54%	0.53%	0.81%	0.86%
Nonperforming and restructured assets to total assets	0.41	0.42	0.67	0.72
Allowance to total loans	1.21	1.28	1.24	1.24
Allowance to nonperforming and restructured loans	225.34	240.30	153.50	144.52
Net charge-offs to average loans	0.12	0.03	0.28	0.38

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2009			June 30, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,787,199	$38,551	5.55%	$2,794,253	$76,895	5.55%
Securities – taxable	391,268	3,464	3.55	400,039	7,090	3.57
Securities - tax exempt	38,926	549	5.66	40,215	1,136	5.70
Interest bearing deposits with banks	610,372	537	0.35	441,551	897	0.41
Total earning assets	3,827,765	43,101	4.52	3,676,058	86,018	4.72

Nonearning assets:
Cash and due from banks	109,223			118,476
Interest receivable and other assets	232,990			223,234
Allowance for loan losses	(36,376)			(35,469)
Total nonearning assets	305,837			316,241
Total assets	$4,133,602			$3,992,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$392,130	$315	0.32%	$374,578	$541	0.29%
Savings deposits	1,166,063	4,136	1.42	1,134,467	8,735	1.55
Time deposits	903,331	5,336	2.37	876,721	10,890	2.50
Short-term borrowings	1,190	1	0.34	4,931	11	0.45
Long-term borrowings	-	-	-	-	-	-
Junior subordinated debentures	26,804	491	7.35	26,804	983	7.40
Total interest-bearing liabilities	2,489,518	10,279	1.66	2,417,501	21,160	1.77

Interest-free funds:
Noninterest bearing deposits	1,188,547			1,121,684
Interest payable and other liabilities	33,569			33,217
Stockholders’ equity	421,968			419,897
Total interest free-funds	1,644,084			1,574,798
Total liabilities and stockholders’ equity	$4,133,602			$3,992,299
Net interest income		$32,822			$64,858
Net interest spread			2.86%			2.95%
Net interest margin			3.44%			3.56%